EXHIBIT 10.16

                        AGREEMENT FOR ELECTRONIC PAYMENTS

     This agreement is made 6/07/99 by and between Avert, Inc. ("Company") and First State Bank of Fort Collins, a Colorado corporation, 2900 South College Avenue, Fort Collins, CO 80525 (the "Bank").

                                    Recitals

A. The Company has requested that the Bank permit it to initiate electronic entries through the Bank to accounts maintained at the Bank and in other banks and Financial Institutions by means of the Automated Clearing House (the "ACH").

B.   Such entries may be Credit Entries or Debit Entries.

C. The Bank is willing to act as an Originating Depositary Financial Institution with respect to such entries in accordance with the terms of this Agreement and Operating Rules of the National Automated Clearing House Association, as such rules now exist and as they may be amended form time to time in the future (the "Rules").

                                    Agreement

     In consideration of the mutual promises contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined in this Agreement, the capitalized terms shall have the meanings provided in the Rules.

2. Compliance with the Rules. The Company acknowledges receipt of a copy of the Rules as currently written. The Company will comply with and be bound by the Rules. Any specific obligations of the Company under this Agreement in no way alter the Company's duty to comply with the Rules. In the event of any inconsistency between the terms of this Agreement and the Rules, the Rules shall control.

3.   Transmittal of Entries by Company/Security Procedures

     3.1 General. The Company will deliver Credit Entries or Debit Entries (together with the ACH Transmittal Register attached as Schedule A) to the Bank in accordance with the format, content and specifications contained in the Rules and this Agreement. The Company authorizes the Bank to transmit all Entries received by the Bank from the Company in accordance with the terms of this Agreement. The Company will deliver each Entry or file to the Bank by the deadlines set forth in the ACH Processing Schedule attached as Schedule B.

     3.2 Hand-Delivered Files (Paper or Disk). Each file of ACH transactions (either on paper or disk) which is hand- delivered to the Bank will be accompanied by an ACH Transmittal Register in the form attached as Schedule A, signed by an authorized signer for the Company. The Company will maintain on file with the Bank an ACH Authorized Signature Form listing the then current authorized signers for Transmittal Registers in the form attached as Schedule C. The Bank will anticipate the receipt of an ACH file from the Company on each scheduled processing date identified by the Company and agreed to by the Bank. Such processing dates are identified on the attached Schedule F. The Company will notify the Bank if a file will not be delivered on the scheduled processing date. The Bank will verify that



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          the file totals agree with any Company  information.  In the event ofa discrepancy  in the  totals,  the Bank  will call the  Company.  In an
          authorized   representative  of  the  Company  is  not  available  for
          notification, then the file will not be processed until the next business day after an authorized representative of the Company can be contacted and the discrepancy corrected.

     3.3 Personal Computer File Transmission. To the extent the Company wishes to access the ACH system directly, the Company may do so using the procedures required by First National Bank of Omaha ("FNBO"). The Company acknowledges receiving a copy of the FNBO information and procedures packet. The Company will provide the Bank with verification of the totals contained in the transmission which includes an ACH Transmittal Register in the form attached as Schedule A signed by an authorized signer for the Company. The Company will maintain on file with the Bank an ACH Authorized Signature Form listing the then current authorized signers for Transmittal Registers in the form attached as Schedule C. The Bank will anticipate a facsimile in the form of attached Schedule A from the Company on each scheduled processing date identified by the Company in writing and agreed to by the Bank. The Bank will contact FNBO with the file totals on said Schedule A so FNBO can verify the totals it will be receiving in the transmission from the Company. The processing dates are identified on the attached Schedule F. The Company is responsible for ensuring that FNBO receives the transmission on each processing date indicated in the processing schedule. In the event of a discrepancy in the file totals, FNBO will contact the Bank and the Bank will in turn contact the Company by telephone. If an authorized representative of the Company is not available for notification, then the file will not be processed until the next business day after an authorized representative of the Company can be contacted and the discrepancy corrected. The Company will notify the Bank if a transmission will not take place on the prearranged scheduled processing date. The Company is solely responsible for the accurate creation, modification, and deletion of the account information maintained on the Company's personal computer and used for ACH entries. The Company agrees to comply with written procedures provided by FNBO for ACH entries. The Company is solely responsible for access by its employees to the data files maintained on the Company's computer. The Company is responsible for operator security procedures on the one personal computer licensed for use of any ACH-related software.

     3.4 Security Procedures. The Bank may rely on any written notice or any other written communication believed by it in good faith to be genuine and to have been signed by an authorized representative of the Company, and any such communication shall be deemed to have been signed by such person.

4. Bank Obligations. In a timely manner, the Bank will process, transmit and settle the Entries received from the Company in accordance with the Rules and this Agreement. The Bank will not process, transmit or settle any Entries on any Federal Reserve Bank holidays identified on Schedule G. Furthermore, the Bank will have no obligation to transmit Entries if the Company is in default under this Agreement.

5. Consumer Authorization Requirements. The Copany will obtain written authorization for all consumer Debit Entries or Credit Entries. Such authorization will comply with the Rules and the ACH Operating Guidelines. The Company will retain the original or microfilm or other equivalent to a microfilm record for two years after termination or revocation of such authorization.


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6.   Pre-Notification - WAIVED

7.   Exposure  Limits.  The Company will comply with the maximum exposure limits
     (the  maximum  file  values,   frequencies  and  item  values  for  Entries
     transmitted by the Company) as set forth on the attached Schedule D.

8. Company Financial Information. As may be requested by the Bank during the term of this Agreement, the Company will provide its financial information to the Bank in a form satisfactory to the Bank. As a result of the Bank's review of the Company's financial information, the Bank may amend the terms of this Agreement under Section 18 (Amendments) below.

9.   Payment

     9.1. Credit Entries. The Company will maintain on account with the Bank for the term of this Agreement, and will provide immediately available funds in such account to cover any Credit Entry it initiates not later than the applicable Settlement Date. The Company authorizes the Bank to debit such account on the applicable Settlement Date in the amount of each Entry. Additionally, after the Bank receives the Company's Credit Entries, the Company authorizes the Bank to place a hold on the funds in the Company's account for the total amount of the Entry until the Bank debits such account on the Settlement Date. If the Company does not provide sufficient available funds to cover any Credit Entry, the Bank may debit any other account maintained by the Company with the Bank in order to obtain payment of any Credit Entry.

     9.2. Debit Entries. The Company will receive immediately available funds on the applicable Settlement Date for Debit Entries it initiates.

10.  Rejection and Return of Entries.

     10.1 By Bank. The Bank will reject any Entry which does not comply with this Agreement and the Rules. The Bank will notify the Company by phone of any rejected Entry not later than one business day after such Entry was rejected. The Bank shall not be responsible for correcting Entries which have been rejected by the Bank. Furthermore, the Bank shall have no liability to the Company by reason of the rejection of any Entry or the fact that notice of rejection is not given at an earlier time than that provided for in this Agreement.

     10.2 By ACH. If any Entry is rejected or returned by the ACH for any reason, the Company shall be responsible to correct such Entries, except the Bank will correct any Entry where the ACH rejection was due to mishandling of such Entry by the Bank unless insufficient data is available to the Bank to permit it to correct such Entry. The Bank will notify the Company by phone of the receipt of an Entry which has been rejected or returned by the ACH not later than one business day after the business day of such receipt. The Company will provide available funds within one business day to indemnify the Bank and to pay any return item fee charged by the Bank if any Debit Entry is rejected or returned after the Bank has permitted the Company to withdraw available funds in the amount thereof or if any adjustment memorandum that relates to any such Entry is received by the Bank.

11. Data Retention. The Company shall retain data on file adequate to permit correcting of Entries for five (5) business days following the date of their delivery to the Bank, and shall provide such data to the Bank upon its request.




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12.  Cancellation  or Amendment by Company.  The Company  shall have no right to cancel or amend any Entry after it is received by the Bank. However, the Bank will use reasonable efforts to act on a request by the Company to cancel or amend an Entry prior to transmitting it to the ACH or, in the case of an "on-us" Credit Entry, prior to crediting the Receiver's account. The Bank will have no liability if such cancellation or amendment is not effected.

13. Account Reconciliation. Entries transmitted by the Bank with respect to the Company's account at the Bank will be reflected on the Company's periodic statement issued by the Bank. The Company agrees to notify the Bank promptly of any discrepancy between Company's records and the information shown on any such periodic statement. If the Company fails to notify the Bank within ninety (90) days of receipt of a periodic statement containing such information, the Company agrees that the Bank shall not be liable for any losses resulting from the Company's failure to give such notice or loss of interest with respect to an Entry shown on such periodic statement. If the Company fails to notify the Bank of any such discrepancy within ninety
     (90) days of receipt of such periodic statement, the Company shall be precluded from asserting such discrepancy against the Bank.

14. Warranties. Under the Rules, the Bank makes certain warranties with regard to Entries it originates for the Company. The Company agrees that it also makes those same warranties to the Bank, including, but not limited to, the fact that each Entry is authorized, accurate and timely.

15.  Liability, Limitations on Liability, Indemnity

     15.1 Extent of Bank's Liability. The Bank shall be responsible only for performing the services expressly provided for in this Agreement, and shall be liable only for its negligence in performing those services. The Bank's liability for loss shall be limited to general monetary damages under this Agreement for the preceding thirty (30) calendar days. The Bank shall not be responsible for the Company's acts or omissions (including without limitation the amount, accuracy, timeliness of transmittal or due authorization of any Entry received from the Company) or those of any other person, including without limitation any Federal Reserve Bank or transmission or communications facility, any Receiver or Receiving Depository Financial Depository Financial Institution), and none of such persons shall be deemed the Bank's agent. The Company agress to indemnify the Bank against any loss, liability or expense (including attorney's fees and expenses) resulting from or arising out of any claim of any person that the Bank is responsible for any act or omission of the Company or any other person described in this Section 15.1.

     15.2 Consequential and Other Damages. In no event shall the Bank be liable for any consequential, special, punitive or indirect loss or damage which the Company may incur or suffer in connection with this Agreement, including without limitation loss or damage from subsequent wrongful dishonor resulting from the Bank's acts or omissions pursuant to this Agreement.


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     15.3 Performance Excused.  Without limiting the generality of the foregoing provisions, the Bank shall be excused from failing to act or delay in acting if such failure or delay is caused by legal constraint, interruption of transmission or communication facilities, equipment failure, war, emergency conditions or other circumstances beyond the Bank's control. In addition, the Bank shall be excused from failing to transmit or delay in transmitting an Entry if such transmittal would result in the Bank having exceed any limitation upon its intra-day net funds position established pursuant to present or future Federal Reserve guidelines or would result in the Bank otherwise violating any provision of any present or future risk control program of the Federal Reserve or any rule or regulation of any other U.S. governmental regulatory authority.

     15.4 Indemnity. The Company will indemnify the Bank against any loss, liability or expense (including reasonable attorney's fees) resulting from or arising out of (1) any breach of any of the Company's warranties contained in this Agreement and in the Rules, and (2) any other breach of this Agreement by the Company, except to the extent such loss, liability or expense results from the Bank's own negligence.

16. Bank Fees. The Company will pay to the Bank the fees listed in the attached Schedule E for providing the services referenced in this Agreement.

17. Inconsistency of Name and Account Number. The Company acknowledges that, if any Entry describes the Received inconsistently by name and account number, payment of the Entry may be made on the basis of the account number even if it identifies a person different from the named Receiver

18. Amendments. From time to time the Bank may amend any of the terms of this Agreement and any part of attached Schedules A through G. Any such amendment shall become effective upon receipt of notice of the amendment by the Company or such later date as may be stated in the Bank's notice to the Company.

19. Termination. This Agreement may be terminated on ten days' written notice by either party. Any termination of this Agreement shall not effect any of the Company's obligations arising prior to such termination.

20. Assignment. The company may not assign this Agreement or any of the rights or duties under this Agreement to any person without the Bank's prior written consent.

21.  Binding  Effect.  This  Agreement  shall be  binding  upon and inure to the
     benefit  of  the  parties  and  their  respective  legal   representatives,
     successors and assigns.

22. Governing Law. This Agreement shall be interpreted in accordance with and governed by Colorado law, United States law (as applicable), and the Rules. The Company shall comply with applicable United States law when originating entries under this Agreement.

23. Entire Agreement. This Agreement (including the attached Schedules), together with any agreement for the Company's account with the Bank, is the complete and exclusive statement of the agreements between the Bank and the Company with respect to its subject matter, and it supersedes any prior Agreement(s) between the Bank and the Company with respect to such subject matter. In the event of any inconsistency between the terms of this Agreement and any account agreement with the Bank, the terms of this Agreement shall govern. If the performance of any services in accordance with the terms of this Agreement would result in a violation of any present or future law or regulation to which the Bank is subject and which governs or affects the transactions contemplated by this Agreement, then this Agreement shall be deemed amended to the extent necessary to comply with such law or regulation, and the Bank shall incur no liability to the Company as a result of such violation or amendment.


Dated the date set forth above.

                                   COMPANY:

                                   Avert, Inc.

                                   By:  Jamie M. Burgat, VP Operations
                                        --------------------------------------

                                   BANK:

                                   First State Bank of Fort Collins,
                                   a Colorado corporation

                                   By:
                                      ------------------------------------------
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Schedule A:       ACH Transmittal Register

Schedule B:       ACH Processing Schedule

Schedule C:       ACH Authorized Signature Form

Schedule D:       ACH Exposure Limits

Schedule E:       ACH Origination Fees

Schedule F:       ACH Company Processing Dates

Schedule G:       Bank Holiday Schedule